Exhibit 99.1
For Immediate Release
Microfield Group and EnergyConnect Enter into Agreement to Merge
Portland, Ore. – October 12, 2005 – Microfield Group, Inc. (“Microfield”) (OTC Bulletin Board: MICG) announced today that it has entered into an Agreement and Plan of Merger to acquire, via merger, EnergyConnect, Inc. (“ECI”), a privately held energy automation company headquartered in San Jose, California. The merger is scheduled to close, and will become effective, on or about October 13, 2005. “We believe this merger will provide ECI with the ability to grow more rapidly within its recurring, transactional marketplace and creates a natural extension of the capabilities and scale of Microfield,” stated William C. McCormick, Chairman of Microfield.
Mr. McCormick also announced that Rodney M. Boucher, President, Chief Executive Officer and Chairman of the Board of ECI, will be appointed Chief Executive Officer and a Director of Microfield. He observed, “Rod not only brings extensive knowledge of the electric power industry, but the strong leadership that will build our business.”
Through ECI’s proprietary technology and services, commercial buildings and other electric energy consumers become participants in new wholesale electric power markets. ECI’s modeling software controls energy usage by commercial buildings and manufacturing facilities with minimal impact on the building’s operating environment and reduced demand on the electric grid. Participants benefit from significant new revenue streams and lower energy costs. The electric grid benefits through reduced costs, improved reliability and enhanced risk management. Mr. Boucher noted, “ECI introduces a new dynamic to the electricity delivery industry and has the potential for excellent growth over the next decade. Merging with Microfield provides ECI with the foundation from which to achieve this growth and the physical and technical capabilities to support it.”
Christenson Velagio Inc. (“CVI”), a wholly owned subsidiary of Microfield, provides complementary energy management solutions and infrastructure. Microfield also recently announced the acquisition of Christenson Power Services (“CPS”) that expands its capabilities in the national wind energy markets. “I look forward to integrating the combined capabilities of ECI, CVI, and CPS to deliver the entire complement of services needed to fully develop and serve our target energy markets,” Mr. Boucher stated.
“ECI and Microfield have been working together closely and developing an in-depth understanding of the respective businesses for more than a year,” said Mr. McCormick. “We expect this merger to be accretive to earnings over the next year, increase the growth rate of CVI and CPS, and support the major growth potential of ECI in the expanding energy efficiency conservation environment sector.”
Pursuant to the merger agreement, Microfield will issue to ECI’s shareholders a total of 27,365,306 shares of its common stock, as well as common stock purchase warrants for 19,695,432 shares exercisable at a price equal to 110% of the average of the closing prices of Microfield common stock on the OTCBB on the five trading days immediately preceding the closing date. ECI is merging with and into a wholly owned subsidiary of Microfield.
About Microfield
As an energy-related technology and electrical service company, Microfield Group, Inc., with the addition of ECI, will have the capability to develop and provide solutions and infrastructure for the electric energy supply chain through ECI’s Energy Automation, a suite of products that deliver new energy-related revenues to energy consumers and major benefits to the electric grid. Founded in 1945, Microfield has nearly 400 employees and is headquartered in Portland, Oregon. The company’s common stock is traded on the OTC Bulletin Board under the symbol “MICG.” Additional information about ECI is available at www.energyconnectinc.com.
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Forward Looking Statements
This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause or contribute to such differences that include, but are not limited to, competitive factors, the success of new products in the marketplace, dependence upon third party vendors, and the ability to obtain financing. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.
For further information, please contact:
Investor Relations Contact:
Jeff Salzwedel
Salzwedel Financial Communications
503.722.7300
Media Contact:
David Dugan
Gard & Gerber
503.552.5008